UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 15, 2010
Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-14492	34-1469491

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 N. Defiance, Archbold, Ohio	43502

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code (419) 446-2501
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communication pursuant to Rule 13e-4© under the exchange Act (17-CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Securities Holders.
The Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. was held on April 15, 2010. The only matter to be decided by vote was election of Directors to a new term of office. The following individuals were elected as Directors of the Company to serve until the next annual meeting of stockholders.

	Votes Cast	Votes	Un-voted Shares
	For	Withheld	Held in Street Name

Dexter L. Benecke	3,354,141	70,205	537,601
Steven A. Everhart	3,395,231	29,115	537,601
Robert G. Frey	3,383,991	40,355	537,601
Jack C. Johnson	3,378,774	45,571	537,601
Marcia S. Latta	3,386,712	37,634	537,601
Steven J. Planson	3,385,946	38,400	537,601
Anthony J. Rupp	3,343,914	80,431	537,601
David P. Rupp Jr.	3,391,193	33,152	537,601
James C. Saneholtz	3,394,103	30,242	537,601
Kevin J. Sauder	3,303,004	121,341	537,601
Merle J. Short	3,392,162	32,184	537,601
Paul S. Siebenmorgen	3,392,306	32,297	537,601
Steven J. Wyse	3,325,020	99,326	537,601
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Farmers & Merchants Bancorp, Inc. (Registrant)
Dated: April 20, 2010	/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President & Chief Financial Officer